Exhibit 99.2

U.S. Gold Announces Pricing of Public Offering of Common Stock

ELKO, NV – October 5, 2017 – U.S. Gold Corp. (NASDAQ: USAU), a Nevada corporation, today announced that it has priced a firm commitment underwritten public offering of 1,388,889 shares of its common stock at a price to the public of $1.80 per share. Gross proceeds, before underwriting discounts and commissions and estimated offering costs, are expected to be approximately $2.5 million.

U.S. Gold Corp. intends to use the net proceeds from the offering for working capital and general corporate purposes. U.S. Gold Corp. has granted the underwriter a 45-day option to purchase up to 208,333 additional shares of its common stock. The offering is expected to close on or about October 11, 2017, subject to satisfaction of customary closing conditions.

Laidlaw & Company (UK) Ltd. is acting as sole book-running manager for the offering. Roth Capital Partners LLC has acted as a financial advisor for the offering.

The securities described above are being offered by U.S. Gold pursuant to a registration statement (File No. 333-217860) previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC on October 5, 2017. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained, when available from Laidlaw & Company (UK) Ltd, Attention: Syndicate Department, 546 Fifth Avenue, New York, NY 10036, by telephone at (212) 953-4900 or by email at syndicate@laidlawltd.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a historical Preliminary Economic Assessment (PEA) done by Mine Development Associates in 2012 for Strathmore Minerals Corporation. Keystone is an exploration property on the Cortez Trend in Nevada, identified and consolidated by Dave Mathewson. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

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Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: U.S. Gold’s satisfaction of customary closing conditions in this offering, prevailing market conditions, the anticipated use of proceeds from the offering, the impact of general economic industry or political conditions in the United States or globally, changes in the price of gold and mining industry cost inputs, memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products, risks faced by junior companies generally engaged in exploration activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold

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